EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

      We hereby consent to the incorporation by reference in this Registration Statement of Infinity, Inc. on Form S-3, of our report dated April 8, 2004, relating to the consolidated financial statements of Infinity, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the caption "Experts" in this Registration Statement.

/s/ Ehrhardt Keefe Steiner & Hottman PC
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Ehrhardt Keefe Steiner & Hottman PC

December 23, 2004
Denver, Colorado